2018 **OVERVIEW**

Wednesday, May 23rd

Hallador: We Mine

Sunrise Coal's Princeton Loop



Board of Directors

BRENT K. BILSLAND is our Chairman of the Board, President and CEO. On March 9, 2018, Mr. Bilsland assumed the role of Chairman of the Board, in addition to his role as President and CEO. Mr. Bilsland became our CEO in 2014 and became our President and a director in 2009. He was President of Sunrise Coal, LLC, our primary operating subsidiary, from July 2006 through November 2017. Previously, Mr. Bilsland was Vice President of Knapper Corporation, a private corporation, from 1998 to 2004. Mr. Bilsland is a graduate of Butler University located in Indianapolis, Indiana.

DAVID C. HARDIE has served on our board since 1989. He is also the Chair of our Audit and Compensation and Nominating committees. From July 1989 through January 2014 Mr. Hardie was our Chairman of the Board. He is the Chairman of the Board and Chief Executive Officer of Hallador Investment Advisors Inc., which manages Hallador Cash Fund LP, Hallador Alternative Assets Fund, and Hallador Balanced Fund. Mr. Hardie serves as a director and partner of other private entities that are owned by members of his family and also serves as Chairman of Parasol Tahoe Community Foundation. Mr. Hardie is a graduate of California Polytechnic University, San Luis Obispo. He also attended the Owner/President Management program at the Harvard Business School.

STEVEN HARDIE has served on our board since 1994. He is manager of NextG LLC, a family investment partnership formed in 2016. For the past 32 years, he has been a private investor and serves as director and partner of other private entities owned by members of his family.

BRYAN H. LAWRENCE has served on our board since 1995. Mr. Lawrence is a founder and senior manager of Yorktown Partners LLC, the manager of the Yorktown group of investment partnerships, which make investments in companies engaged in the energy industry. The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc. where Mr. Lawrence had been employed since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a director of Carbon Natural Gas Company, Ramaco Resources, Inc., and Star Group, L.P. (each a United States publicly traded company) and certain non-public companies in the energy industry in which Yorktown partnerships hold equity interests. Mr. Lawrence is a graduate of Hamilton College and has an M.B.A. from Columbia University.

SHELDON B. LUBAR has served on our board since 2008. Mr. Lubar is Chairman of the Board of Lubar & Co. Incorporated, a private investment and venture capital firm he founded. During the past five years, he served on the board of Approach Resources, Inc., Crosstex Energy, Inc., Crosstex Energy L.P., and other private companies. Mr. Lubar currently serves on the board of Star Gas Partners L.P. and on the boards of a number of private companies. Mr. Lubar holds a bachelor's degree in Business Administration and a law degree from the University of Wisconsin-Madison. He was awarded Honorary Doctorates degrees from the University of Wisconsin-Milwaukee, University of Wisconsin-Madison and the Medical College of Wisconsin.

In Memoriam



VICTOR P. STABIO served as our CEO for 23 years and presided over our Board of Directors as Chairman for an additional four. During Vic's 27 years with Hallador, he was instrumental in transforming our company from a financially challenged oil and gas exploration company to the successful mining company it is today. Vic was a wonderful man; a dear friend and he will definitely be missed.

Hallador: We Mine

In 2017, Hallador accomplished the following results:

▪ Earnings / Share	$1.08
▪ Dividends / Share	$ .16
▪ Capital Investment	$28.6 MM
▪ Debt Repayment	$36.6 MM

In the 40 months between purchasing Vectren Fuels (the Oaktown mines) and year-end 2017:

- We have utilized our free cash flow to repay $148 million of debt.
- Lowered our Oaktown mining costs by more than $4/ton (~13%).
- Improved our safety metrics as evidenced by a citation record that is 75% lower than other mines that operate in the State of Indiana and 85% better than the national average.
- Nurtured a mine rescue team that is currently the reigning National Champions of the Mine Rescue Skills Competition and 2017 winners of the Governor's Award (1st place) at the Indiana Mine Rescue Competition. Safety is a top priority at Hallador.

Overview & Ownership Structure

Hallador Stock Performance[1]

Exchange: **NASDAQ**
Ticker: **HNRG**
Shares Outstanding: **30.0 million**
Price: **$7.38**
Market Capitalization: **$221 million**
Enterprise Value: **$421 million**

[1] *As of 5/11/2018*



Hallador Energy Company
50%
SUNRISE COAL LLC
Illinois Basin Coal
Constitutes 100% of Hallador FY17 EBITDA
SUMMIT TERMINAL
Ohio River Cargo Terminal
Wholly owned transport facility on the Ohio River valued at ~$3MM
SUNRISE ENERGY LLC
Illinois Basin CBM & Shale
Assets consist of Indiana gas reserves / gathering equipment
HOURGLASS SANDS
Colorado Blonde Sand
Created in 1Q18 via $4MM investment – potential to develop regional frac sand mine in Colorado, serving the DJ Basin
CARLISLE MINE
Carlisle Mine Underground Mine
Carlisle, IN
ACE IN THE HOLE MINE
Ace In The Hole Surface Mine
Clay City, IN
BULLDOG MINE
Bulldog Mine
Allerton, IL
OAKTOWN MINE
Oaktown 1 & 2
Oaktown Complex, IN

Overview & Ownership Structure



BULLDOG MINE
55 MM tons
Anticipated permit Fall 2018
Estimated production capacity
3.0MM tons
ACE IN THE HOLE MINE
.9 MM tons
Producing 0.3MM tons
CARLISLE MINE
35 MM tons
Estimated production
capacity 2.5MM tons
OAKTOWN MINE
127 MM tons
Producing 7MM tons
SUMMIT TERMINAL
Multi-commodity loading,
unloading (truck & barge)
and storage

Selected Financial Data

December 31

(in thousands, except per share data)

	2017	2016	2015	2014	2013
Current Assets	$ 71,637	$ 82,750	$ 66,615	$ 84,409	$ 40,170
Long-Term & Other Assets	446,556	448,573	478,875	495,176	219,029
Total Assets	518,193	531,323	545,490	579,585	259,199
Curent Liabilities (Excludes Bank Debt)	21,115	19,918	26,184	28,105	10,357
Bank Debt	198,944	233,740	249,470	306,345	16,000
Deferred Income Taxes	28,728	45,174	49,033	41,581	43,304
Other Liabilities	20,083	15,601	13,983	13,679	7,418
Total Liabilities	268,870	314,433	338,670	389,710	77,079
Total Equity	249,323	216,890	206,820	189,875	182,120
Basic & Diluted Weighted-Average Shares Outstanding	29,661	29,260	29,031	28,776	28,595
Book Value Per Share	8.41	7.41	7.12	6.60	6.37
Dividends Per Share*	0.16	0.16	0.16	0.16	0.12
Net Income	33,076	12,510	20,132	10,219	22,423
Basic & Diluted EPS	1.08	0.42	0.68	0.34	0.78
EBITDA	64,790	58,891	87,069	49,022	49,730
Operating Cash Flow	61,568	60,918	94,656	55,866	27,181
Capital Expenditures	28,622	29,985	31,167	25,835	34,228

**On April 5, 2013 our Board approved the adoption of a regular quarterly dividend policy.*

Derived From 10K

Free Cash Flow
Generation Repaid

Hallador continues to maintain a strong financial profile and has demonstrated its commitment to delever the balance sheet

- **Since 2008,** the Company has consistently generated free cash flow and has committed to allocating these proceeds to repaying significant capital investments
- **Management's commitment** to debt repayment (82% of free cash flow since 2014 has been used to repay Revolver / TLA) coupled with continued free cash flow generation creates moderate debt levels and capital structure flexibility

($148MM)

Of Debt in 40 Months



$350
$306
$249
$234
$202
PF Vectren Acq. 8/29/14
'14A
'15A
'16A
'17A

	PF Vectren Acq. 8/29/14	'14A	'15A	'16A	'17A
Cumulative Free Cash Flow[1]		$44	$107	$148	$181
Cumulative Debt Repayment		$44	$101	$116	$148
Leverage Ratio		2.73x	2.67x	2.95x	2.40x

[1] *Free Cash Flow = CFO – Total Capex; 2015 total Free Cash Flow assumes FY14 and FY15 reported numbers*

Source: SEC Filings, Current Base Projection Model

Operational Expertise Has Significantly Improved Cash Costs



Capital Investments Have Helped Drive Costs Lower:

(i) **Elevator** installation

(ii) **Replacement** of cable cars with battery cars

(iii) Wash plant **improvements drove productivity**

Halladór Energy Company
has reduced Oaktown cash costs by

~$4/ton

since its 2014 acquisition

A Commitment To Safety

Hallador is committed to safety and works closely with the Mine Safety and Health Administration ("MSHA") to ensure that its 765 non-union employees are working in the safest possible conditions at all times.

Recognized Leader in Coal Mine Safety

Top Mine Rescue Team at Hallador boasts achievements including reigning National Champions of the Nationwide Mine Rescue Skills Championship and Governor's Award recipient – 1st place – at the 2017 Indiana Mine Rescue Association Contest.

Exceptional Significant and Substantial ("S&S") Citation Record evidenced by a S&S citation rate that is 75% lower than other active Indiana mines and 85% lower than national averages; citations are issued by MSHA with more serious citations issued as Significant and Substantial

Low Workers' Compensation Claims at the Company average 27% below its peers in underground coal mining in the state of Indiana due to its safety conscious workforce



85% Better *than industry average** — *Citation Rate*

56% Better *than industry average** — *Injury Severity Measure*

30% Better *than industry average** — *Violations Per Inspection Day*

*Based on monthly mine safety reporting.

Hallador Mine Summary

Fully Permitted Operations With 18+ Year Reserve Life

Controlled Reserves[3]:	122.3MM
Total Reserves[3]:	162.5MM
2017 Tons Sold:	6.6MM
Production Capacity:	10.9MM

[3] Hallador Controlled Reserves exclude 35.8MM of controlled reserves and Total Reserves exclude 35.8MM of controlled and 19.3MM uncontrolled reserves for Bulldog Mine (unassigned); Hallador entered into an agreement in October 2017 to sell land associated with the mine for $4.9 million, which includes a repurchase right for 8 years

18+ YEAR RESERVE LIFE

Favorable Contract Position Provides Strong Cash Flow Visibility

20.9MM tons contracted for next five years (2018-2022). At a pace of 7MM tons per year, this indicates 60% of our sales are contracted.

Projected Coal Sales (million tons)



10.0 tons
7.0 tons
Additional Capacity
3.0 tons
1%
0.1 tons
99%
6.9 tons
Additional Capacity
3.0 tons
21%
1.5 tons
79%
5.5 tons
Additional Capacity
3.0 tons
57%
4.0 tons
43%
3.0 tons
Full Year 2018
Full Year 2019
Full Year 2020
Committed Tons
Uncommitted Tons

Stable Customer Base Provides Foundation For Future Contracts

The strength of Hallador's customers, coupled with the company's low costs and transportation advantages, creates a logical, long-term buyer for forecasted production

- **Hallador services low cost,** emission compliant plants designed to burn Indiana coal

100% of Hallador's **2018 CUSTOMERS** HAVE NO PLANS **TO RETIRE OVER** THE NEXT **5** YEARS

Consistent Base Demand
Through Low Costs

Hallador utilizes its low operating costs to display higher cost / lower quality producers

- **This competitive advantage** anchors 7MM ton annual production levels and creates negotiating leverage amongst a diminished competitive landscape (as disadvantaged tons come offline)

Low Cash Cost Position



Indiana Coal Producer Costs per Ton at FY2017
Interest Expense Per Ton
Cash Cost Per Ton
$27.67
$2.20
$25.47
$29.36
$1.77
$27.59
$34.31
$1.81
$32.50
$35.33
$1.80
$33.53
Competitor I
Hallador
Competitor II
Competitor III

Source: EVA

Transportation Advantages Increase Opportunities

Hallador's close proximity to customers + flexible transportation options = **Transportation Advantages**

1. **Close Proximity:** Most sales travel less than 90 miles
2. **Flexible Transportation Options:** CSX, NS, INRD, Truck



CSX
Bulldog Mine
Springfield
Duke Energy, Cayuga
Indianapolis
CSX
Terre Haute
Ace in the Hole Mine
INRD
Hoosier Energy, Merom
Bloomington
Carlisle Mine
CSX
Oaktown Complex
Duke Energy, Edwardsport
St. Louis
IPL-Petersburg
ISRR
NS
Duke Energy, Gibson
Louis
Evansville
Vectren-F.B. Culley
Vectren-A.B. Brown
Alcoa-Warrick
CSX
Sunrise Assets
Railroad Transport
2018 Customer
Princeton Loop

Quality Advantages Increase Opportunities

- **Oaktown has the highest BTU's in the state (IN)**
  - **Oaktown averages 11,500 – 11,600** whereas the rest of the state averages 10,700 – 11,300
- **Oaktown has low chlorine – less than 0.1%**
- **Oaktown has low arsenic needed for SCR's**

OAKTOWN MINE



New Transport Option Expands Customer Base

Hallador's New Princeton Loop is Operating and Shipping Coal to New Customers on the NS Railroad.

- **Began shipping coal** in May of 2018
- **~3.0MM tons** of annual capacity on the NS
- **Provides access to 100%** of Indiana in-state rail coal demand
- **The Princeton Loop** has already led to new multi-year sales contract

❖ Hallador has significant growth opportunities in the Southeast, largely attributable to the Princeton Loop providing improved access to NS-served plants in the Carolinas and Georgia (~25.0MM tons) and overall size of the Southeast market

❖ Indiana coals have benefitted both through direct export sales and higher domestic demand resulting from backfilling other coals in the southeast which have moved into the export market

❖ Hallador is poised to capitalize on increased exports of steam coal given its ability to (i) backfill Eastern coals moving overseas and (ii) export quality coal that aligns with coals currently being exported



Princeton Rail Loop

Trump Administration Promotes Coal

January 2018

- **The Trump Administration** eliminated a policy dictating how certain major sources of hazardous air pollutants are regulated. Under the new interpretation, "major sources" can be reclassed as "area sources," which are subject to different standards when their emissions reach an enforceable limit

October 2017

- **EPA** seeks to repeal the Clean Power Plan in its entirety

June 2017

- **President Trump announced** that the U.S. would pull out of the Paris Climate Accord steering away from a group of 194 other countries that have promised to curb greenhouse gas emissions

April 2017

- **EPA reviewed and issued** an administrative stay to delay the compliance deadlines for the effluent limitation guidelines ("ELG"). The rule currently targets coal combustion generators' ash transport wastewater and FGD wastewater

March 2017

- **President Trump signed** an Executive Order regarding the "Waters of the US" ("WOTUS") rule, requiring the EPA and the Army Corps of Engineers to review the WOTUS rule and publish a proposed rule that rescinds or revises the rule as appropriate and consistent with law

February 2017

- **U.S. House of Representatives and Senate** passed resolutions disapproving the Stream Protection Rule ("SPR") under the Congressional Review Act ("CRA")
- **Scott Pruitt** was confirmed as Administrator of the Environmental Protection Agency ("EPA")

January 2017

- **Donald Trump,** inaugurated as the 45th President of the United States, promised to improve the coal environment throughout his campaign


TRUMP
DIGS
COAL

Small Investment, Big Upside

February 2018, we capitalized Hourglass Sands, LLC with $8MM in capital

- **Our goal** is to take advantage of the oil and gas industry's trend toward using locally sourced frac sand, with what we believe is the only permitted frac sand mine in the State of Colorado.
- **Hourglass Sand** poses a significant transportation advantage as it is located roughly 800 miles closer to the DJ basin than the current supply.

HOURGLASS
SANDS



Substantial DJ Basin Transportation Advantage



Bakken
CANADA
$45-$50/ton
Northern White Sand
Niobrara-DJ
$45-$55/ton
$42-$45/ton
Hourglass Mine
Marcellus/Utica
$45-$60/ton
Scoopstack
$45-$60/ton
$45-$60/ton
Brown Sand
Haynesville
MEXICO
GULF OF MEXICO

HALLADOR **ENERGY COMPANY**


NASDAQ Symbol
HNRG
HALLADOR ENERGY COMPANY